                                  EXHIBIT 99.1

                        BRIGHT HORIZONS FAMILY SOLUTIONS

                            200 Talcott Avenue South
                              Watertown, MA, 02472

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 April 1, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Bright Horizons Family Solutions has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                             Very truly yours,

                                             Bright Horizons Family Solutions

                                             /s/ Elizabeth Boland

                                             Elizabeth Boland
                                             Chief Financial Officer